TRANSFER AGENT AGREEMENT

         THIS AGREEMENT is made and entered into on this 21 day of December, 1998, by and between T.O. Richardson Trust (hereinafter referred to as the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

         WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940; and

         WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

         NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

1.       Terms of Appointment; Duties of the Agent

         Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

         The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

   A. Receive orders for the purchase of shares, with prompt delivery where appropriate, of payment and supporting documentation to the Trust's custodian;

   B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

   C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Trust's custodian;

   D. Pay monies upon receipt from the Trust's custodian, where relevant in accordance with the instructions of redeeming shareholders;

   E. Process transfers of shares in accordance with the shareowner's instructions;

   F. Process exchanges between funds within the same family of funds;

   G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

   H. Prepare and transmit payments for dividends and distributions declared by the Trust;

   I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e.,systematic withdrawal, automatic
                                 ----
       investment, dividend reinvestment, etc.);

   J. Record the issuance of shares of the Trust and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Trust which are authorized, issued and outstanding;

   K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

   L.  Mail shareholder reports and prospectuses to current shareholders;

   M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

   N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust; and

   O. Provide a Blue Sky System which will enable the Trust to monitor the total number of shares sold in each state. In addition, the Trust shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Trust for each state. The responsibility of the Agent for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.       Compensation

         The Trust agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

         These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and the Agent.

         The Trust agrees to pay all fees and  reimbursable  expenses within ten
(10) business days following the mailing of the billing notice.

3.       Representations of Agent

         The Agent represents and warrants to the Trust that:

A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

B. It is a registered transfer agent under the Securities Exchange Act of 1934, as amended;

C.   It is duly qualified to carry on its business in the state of Wisconsin;

D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.       Representations of the Trust

         The Trust represents and warrants to the Agent that:

A.   The  Trust  is  an  open-end  diversified   investment  company  under  the
     Investment Company Act of 1940;

B. The Trust is a business trust organized, existing, and in good standing under the laws of Massachusetts;

C. The Trust is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement;

D. All necessary proceedings required by the Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

E. The Trust will comply with all applicable requirements of the Securities and Exchange Acts of 1933 and 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of government authorities having jurisdiction; and

         F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities laws filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

5.       Covenants of Trust and Agent

         The Trust shall furnish the Agent a certified copy of the resolutions of the Board of Trustees of the Trust authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Declaration of Trust, Bylaws of the Trust, and all amendments.

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its/their request.

6.       Indemnification; Remedies Upon Breach

         The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

         Further, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Trust or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Trust and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

         In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

         Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

         In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify the Agent and thereupon the Trust shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent except with the Trust's prior written consent.

         The Agent shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.       Confidentiality

         The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

         Additional Series. The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this Agreement.

8.       Records

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

9.       Wisconsin Law to Apply

         This  Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of the state of Wisconsin.

10.      Amendment, Assignment, Termination and Notice

A.   This Agreement may be amended by the mutual written consent of the parties.

B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should be sent to Firstar Trust Company Mutual Fund Services, 615 East Michigan Street, Milwaukee, WI 53202. If to the Trust, such notice should be sent to T.O. Richardson Trust, Two Bridgewater Road, Farmington, CT 06032, Attention: Samuel Bailey, Jr., President.

E. In the event that the Trust gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

F. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.

11.      Notice

         The name T.O. Richardson Trust is the designation of the Trustees under the Declaration of Trust, dated June 2, 1998, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.

T.O. Richardson Trust                         Firstar Mutual Fund Services, LLC



By: /s/ Samuel Bailey, Jr.                    By: /s/ Joe D. Redwine
---------------------------------------       ----------------------------------
Samuel Bailey, Jr.                            Joe D. Redwine

                                                 Shareholder Fees
                                              (Charged to Investors)

                                                                        Defined
                                                                     Contribution
                                                                        403(b)(7), 401(k)
                                                 IRA Accounts          Plan Accounts

I. Qualified Plan Fees                                  $12.50             $12.50
   Annual maintenance fee per account                    15.00              15.00
   Transfer to successor trustee                         15.00              15.00
   Distribution to a participant (exclusive
   of systematic withdrawal plans)                       15.00              15.00
   Refund of excess contribution                         15.00              15.00



II.  Additional Shareholder fees                           Amount
                                                           ------

    Any outgoing wire                                      $ 12.00/wire
    Telephone exchange                                     $ 5.00/telephone exchange
    Return check fee                                       $ 20.00/return check
    Stop payment fee (liquidation,
    dividend, draft check)                                 $ 20.00/stop payment
    Research fee                                           $ 5.00/research item
    (For requested items of the second
    calendar year [or previous] to the
    request)



                               These   fees   are   subject   to   change   upon
                           notification by Firstar Mutual Fund Services, LLC to the Mutual Fund client.

                                                                FIRSTAR

                                                         Mutual Fund Services

                                          Shareholder Accounting Services
                                                   No-Load Funds

                                                Annual Fee Schedule

oAnnual minimum for omnibus accounts and $16.00 per shareholder account. Minimum annual fee of $29,900 for the first fund and $15,000 for each additional fund and class of share.

oPlus out-of-pocket expenses, including but not limited to:

oTelephone  -  toll-free  lines  oPostage   oProgramming   oStationery/envelopes
oMailing oInsurance oProxies oRetention of records oMicrofilm/fiche of records oSpecial reports oAll other out-of-pocket expenses oACH fees

Fees are billed monthly

                                                                FIRSTAR

                                                          Mutual Fund Services

                                          Shareholder Accounting Services
                                       Automatic Investment Plan Processing

                                                    ACH Service

oAutomatic Investment Plan

oTelephone Purchase, Liquidation

oEFT Payments of Dividends, Capital Gains, SWP's

o$125.00 per month per fund group

o$0.50 per account set-up and/or change

o$0.50 per item for AIP purchases

o$0.50 per item for EFT payments, purchases

o$3.50 per correction, reversal, or return item



oFees are billed monthly

                                                                  FIRSTAR

                                                           Mutual Fund Services

                                            Shareholder Fees
                                         (Charged to Investors)

                                                           Defined Contribution
                                                             403(b)(7), 401(k)
                                            IRA Accounts       Plan Accounts

I.Qualified Plan Fees

         Annual maintenance fee per account      $12.50          $12.50
         (Cap at $25.00 per SSN)

         Education IRA                           $  5.00         $  5.00
         (Cap at $25.00 per SSN)

         Transfer to successor trustee           $15.00          $15.00

         Distribution to a participant (exclusive
         Of systematic withdrawal plans)         $15.00         $15.00

         Refund of excess contribution           $15.00         $15.00



II.           Additional Shareholder Fees             Amount

              Any outgoing wire                       $12.00/wire

              Telephone exchange                      $5.00/telephone exchange

                                                                Return check fee

                                                                     $25

 .00/return check

        Stop payment fee (liquidation, dividend,         $20.00/stop payment
        Draft check)

        Research fee                                     $5.00/research item
        (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

        Shareholder calls handled by a shareholder representative $1.00 per call


                               These   fees   are   subject   to   change   upon
                            notification by Firstar Mutual Fund Services LLC to the Mutual Fund client.